News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

P&G DELIVERS Q1 EPS OF $1.02, EXCEEDING COMPANY AND ANALYST ESTIMATES Organic sales up 4% on broad-based volume and market share growth

CINCINNATI, Oct. 27, 2010 - The Procter & Gamble Company (NYSE:PG) reported first quarter diluted net earnings per share from continuing operations of $1.02 per share, an increase of five percent and above the Company’s guidance range of $0.97 to $1.01.   Net sales increased two percent to $20.1 billion behind broad-based volume growth.  Organic sales, which exclude the impact of acquisitions, divestitures and foreign exchange, grew four percent.  The Company continued to deliver broad-based volume and market share growth, with all regions growing.

“Our first quarter was a good start to the fiscal year.  We maintained our top-line momentum and delivered profitable market share growth,” said Chairman of the Board, President and Chief Executive Officer Bob McDonald.  “We are confident that our Purpose-inspired growth strategy – to touch and improve the lives of more consumers in more parts of the world, more completely –will continue to drive growth and create value for shareholders.  While the macroeconomic environment remains challenging, the solid first quarter results demonstrate that our strategy is working.”

Executive Summary

•	Volume increased eight percent driven by growth in all major geographic regions and five of six business segments.
•	Net sales increased two percent and organic sales grew four percent for the quarter.
•	Diluted net earnings per share from continuing operations and Core EPS, which excludes certain items, increased five percent to $1.02 in the first quarter.
•	Market share increased in all geographic regions versus prior year, and was equal or higher in 13 of the top 17 countries and for 17 of P&G’s 23 billion-dollar brands.

July - September Quarter Discussion

Net sales increased two percent to $20.1 billion in the July - September quarter.  Organic sales grew four percent.  Volume increased eight percent, with growth in all major geographic regions and five of six business segments.  Unit volume was up double digits in developing regions and mid-single digits in developed regions.  Key initiatives for the quarter included the North American launches of Tide with Acti-Lift, Crest Pro-Health Clinical, Gain dishwashing liquid, Febreze Set ‘n Refresh and Gucci Guilty; brand restages of Pantene in Asia and Downy in North America; an upgrade to Charmin and expansions of Pampers Dry Max to additional countries in Western Europe and Central & Eastern Europe/Middle East/Africa (CEEMEA).  Pricing reduced net sales by one percent, while geographic and product mix reduced net sales by two percent.  Unfavorable foreign exchange negatively impacted net sales growth by three percent.  Reflecting continued strong innovation activity, global market share increased in all regions.

Operating margin declined 10 basis points for the first fiscal quarter as lower gross margin was largely offset by lower selling, general and administrative expenses (SG&A) as a percentage of net sales.  Gross margin contracted 70 basis points due mainly to higher commodity costs.  SG&A as a percentage of net sales declined 60 basis points behind improved productivity, lower foreign currency exchange costs related to the Company’s operations in Venezuela and reduced overhead spending, partially offset by higher marketing investments to support product initiatives and build brand equity.

Diluted net earnings per share from continuing operations and Core EPS were $1.02, an increase of five percent for each measure.  Diluted net earnings per share declined four percent due to the divestiture of the global pharmaceuticals business completed in October 2009.  Net earnings from continuing operations increased two percent to $3.1 billion.

Operating cash flow was $2.5 billion for the quarter, while free cash flow, which is operating cash flow less capital spending, was $1.9 billion.  Free cash flow productivity, which is the ratio of free cash flow to net earnings, was 63 percent.  The Company repurchased $3.0 billion of shares during the quarter and returned another $1.4 billion of cash to shareholders as dividends.

Business Segment Discussion

Beauty GBU
•
Beauty net sales were in line with the prior year period at $4.9 billion on unit volume growth of four percent.  Organic sales grew three percent.  Volume in developing regions increased double digits, while volume in developed regions declined low single digits.  Mix reduced net sales by two percent due to disproportionate growth in developing regions, which have lower than segment average selling prices, and declines in the premium-priced categories of Prestige Products and Salon Professional.  Unfavorable foreign exchange lowered net sales growth by two percent.  Volume in Retail Hair Care increased mid-single digits behind double-digit growth in developing regions led by Pantene and Head & Shoulders.  Volume in Female Beauty grew mid-single digits primarily behind double-digit growth of Olay, Safeguard and Venus.  Volume in Salon Professional declined high single digits mainly due to the exit of non-strategic businesses.  Volume in Prestige Products was down high single digits behind lower shipments in Western Europe and the divestiture of minor brands.  Net earnings increased seven percent to $829 million driven by higher operating margin due to lower overhead spending, reduced foreign currency exchange costs and manufacturing cost savings, partially offset by higher marketing spending.

•
Grooming net sales increased two percent to $1.9 billion on a five percent increase in unit volume.  Organic sales were up six percent.  Price increases, taken primarily across blades and razors, added one percent to net sales growth.  Unfavorable foreign exchange reduced net sales growth by four percent.  Volume grew double digits in developing regions and low single digits in developed regions.  Male Grooming volume grew mid-single digits due to higher shipments of blades and razors, mainly in developing regions, and deodorants in North America and Latin America.  Appliances volume increased high single digits behind increased shipments of beauty electronics, which includes shavers and epilators, and hair care appliances.  Net earnings increased 13 percent to $398 million driven primarily by net sales growth and operating margin expansion.  Operating margin increased primarily due to lower foreign currency exchange costs and reduced overhead spending, partially offset by higher marketing spending.

Health & Well-Being GBU
•
Health Care net sales were in line with the prior year period at $3.0 billion on unit volume growth of six percent.  Organic sales grew four percent.  Pricing reduced net sales by two percent.  Unfavorable foreign exchange reduced net sales by four percent.  Volume increased double digits in developing regions and low single digits in developed regions.  Oral Care volume was up high single digits behind the launch of the Crest Pro-Health Clinical line in North America, expansion of Oral-B toothpaste in Brazil, Belgium and Holland, and the success of the Pro-Health innovation in multiple markets around the world.  Personal Health Care volume increased low single digits behind higher shipments of Vicks and PUR, mainly in CEEMEA, partially offset by lower shipments of Prilosec OTC in North America due to increased competitive activity.  Feminine Care volume grew mid-single digits due to higher shipments of Naturella behind expansion into China and growth of Always, mainly in CEEMEA.  Net earnings declined 10 percent to $495 million driven by lower operating margin mainly due to higher marketing spending.

•
Snacks and Pet Care net sales decreased six percent to $709 million on a one percent decline in unit volume.  Organic sales were down nine percent.  Pricing reduced net sales by two percent.  Product mix reduced net sales by two percent due to the disproportionate growth of Snacks, which have lower than segment average selling prices.  Unfavorable foreign exchange lowered net sales by one percent.  Organic volume, which excludes the impact of acquisitions and divestitures, declined four percent.  Volume in Snacks increased high single digits mainly due to increased distribution in CEEMEA and Latin America and Xtreme and Multigrain initiatives in North America and Western Europe.  Volume in Pet Care was down high single digits due mainly to supply constraints, partially offset by the impact of the Natura Pet Products acquisition in June 2010.  Net earnings declined 27 percent to $54 million primarily due to lower net sales, cost of voluntary pet food recalls and incremental costs to restructure the supply chain in Pet Care.

Household Care GBU
•
Fabric Care and Home Care net sales increased three percent to $6.3 billion on 10 percent unit volume growth.  Organic sales were up five percent on nine percent organic volume growth.  Pricing lowered net sales by two percent.  Negative product mix reduced net sales by two percent mainly due to disproportionate growth of mid-tier product lines and powder laundry detergents, which have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by three percent.  Volume in developing regions grew double digits, while volume in developed regions was up high single digits.  Volume in Fabric Care increased high single digits mainly due to initiative activity in many markets and increased distribution in developing regions.  Volume in Home Care was up double digits driven mainly by initiative launches, market growth and the Ambi Pur acquisition.  Volume in Batteries grew high single digits primarily due to the continued benefit from consumer value adjustments in North America, which were implemented in January, and market growth and distribution expansion in developing regions.  Net earnings decreased seven percent to $937 million as sales growth was more than offset by operating margin contraction.  Operating margin declined due to higher marketing spending, lower pricing, unfavorable product mix and higher commodity costs.

•
Baby Care and Family Care net sales increased two percent to $3.7 billion on volume growth of 10 percent.  Organic sales grew five percent.  Pricing lowered net sales by two percent.  Mix reduced net sales by three percent driven mainly by disproportionate growth of mid-tier product lines, larger package sizes and developing regions, all of which have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by three percent.  Volume increased double digits in developing regions and high single digits in developed regions.  Baby Care volume was up high single digits behind the geographic expansion of Pampers Dry Max and market size growth and distribution expansion in developing regions.  Family Care volume grew double digits behind innovations across the Bounty and Charmin product lines, increased merchandising and additional distribution of Charmin in Latin America.  Net earnings declined 16 percent to $470 million as sales growth was more than offset by lower operating margin.  Operating margin contraction was driven mainly by higher commodity costs, lower pricing and unfavorable product mix, partially offset by lower foreign currency exchange costs.

Fiscal Year 2011 Guidance

Net sales are expected to increase three to five percent in fiscal 2011.  Organic sales are estimated to grow four to six percent.  Unfavorable foreign exchange is expected to reduce net sales growth by approximately one to two percent.  The net impact of acquisitions and divestitures is expected to be a neutral to one percent addition to net sales.  Diluted net earnings per share from continuing operations and Core EPS are expected to be in the range of $3.91 to $4.01, up 11 to 14 percent on a continuing operations basis and up seven to nine percent on a core basis.

October - December 2010 Quarter Guidance

For the October - December quarter, net sales growth is estimated to be two to four percent.  Organic sales are expected to grow three to five percent, reflecting continued, strong volume momentum, partially offset by mix and pricing.  Unfavorable foreign exchange is expected to reduce net sales growth by about two percent.  Acquisition and divestiture activity is expected to add one percent to net sales growth for the quarter.  Diluted net earnings per share from continuing operations and Core EPS are expected to be in the range of $1.05 to $1.11, up four to 10 percent on a continuing operations basis and down five to up one percent versus prior year Core EPS of $1.10.  The outlook for lower Core EPS is due mainly to higher year-on-year commodity costs and higher marketing spending as a percentage of sales.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity and an increasingly volatile economic environment, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the depth of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, competition law matters, and tax policy), and to resolve pending matters within current estimates; (7) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (8) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (9) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; (14) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (15) our ability to rely on and maintain key information technology systems, including the transition of our ordering, shipping and billing systems in North America and Western Europe to a new system.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 127,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

The reconciliation of reported sales growth to organic sales is as follows:
Jul - Sept	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	0%	2%	1%	3%
Grooming	2%	4%	0%	6%
Health Care	0%	4%	0%	4%
Snacks and Pet Care	-6%	1%	-4%	-9%
Fabric Care and Home Care	3%	3%	-1%	5%
Baby Care and Family Care	2%	3%	0%	5%
Total P&G	2%	3%	-1%	4%

*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges for pending European legal matters and a charge related to a tax provision for retiree healthcare subsidy payments in the recently enacted U.S. healthcare reform legislation.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  The table below provides a reconciliation of reported diluted net earnings per share from continuing operations to Core EPS:

	JAS 10	JAS 09
Diluted Net Earnings Per Share - Continuing Operations	$1.02	$0.97
Charges for Pending European Legal Matters	$0.00	-
Core EPS	$1.02	$0.97
Core EPS Growth	5%
	OND 10 (Est.)	OND 09
Diluted Net Earnings Per Share - Continuing Operations	$1.05 to $1.11	$1.01
Charges for Pending European Legal Matters	-	$0.09
Core EPS	$1.05 to $1.11	$1.10
Core EPS Growth	-5% to 1%

	FY 2011 (Est.)	FY 2010
Diluted Net Earnings Per Share - Continuing Operations	$3.91 to $4.01	$3.53
Charges for Pending European Legal Matters	-	$0.09
Charge for Taxation of Retiree Healthcare Subsidy	-	$0.05
Core EPS	$3.91 to $4.01	$3.67
Core EPS Growth	7% to 9%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.  The entire amount of the charge for taxation of retiree healthcare subsidy is tax expense.  There is no tax impact on EPS due to the charges for pending European legal matters.

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.  We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Free Cash Flow Productivity: Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  The Company’s long-term target is to generate free cash at or above 90 percent of net earnings.  Free cash flow productivity is also one of the measures used to evaluate senior management.  We believe this provides a better perspective of our underlying liquidity trends.  The reconciliation of free cash flow productivity is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow	Net Earnings	Free Cash Flow Productivity
Jul-Sept ‘10	$2,452	($519)	$1,933	$3,081	63%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended September 30

	2010	2009	% CHG
NET SALES	$20,122	$19,807	2%
COST OF PRODUCTS SOLD	9,689	9,398	3%
GROSS MARGIN	10,433	10,409	0%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	5,932	5,961	(0)%
OPERATING INCOME	4,501	4,448	1%
TOTAL INTEREST EXPENSE	208	287
OTHER NON-OPERATING INCOME/(EXPENSE), NET	(11)	23
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,282	4,184	2%
INCOME TAXES	1,201	1,157
NET EARNINGS FROM CONTINUING OPERATIONS	3,081	3,027	2%
NET EARNINGS FROM DISCONTINUED OPERATIONS	0	280
NET EARNINGS	3,081	3,307	(7)%

EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS	28.0%	27.7%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$1.07	$1.02
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$-	$0.09
BASIC NET EARNINGS	$1.07	$1.11

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$1.02	$0.97	5%
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$-	$0.09
DILUTED NET EARNINGS	$1.02	$1.06	(4)%

DIVIDENDS	$0.4818	$0.4400	9.5%
AVERAGE DILUTED SHARES OUTSTANDING	3,025.6	3,109.6

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
GROSS MARGIN	51.9%	52.6%	(70)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	29.5%	30.1%	(60)
OPERATING MARGIN	22.4%	22.5%	(10)
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	21.3%	21.1%	20
NET EARNINGS FROM CONTINUING OPERATIONS	15.3%	15.3%	-

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Three Months Ended September 30
	2010	2009

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$ 2,879	$ 4,781

OPERATING ACTIVITIES
NET EARNINGS	3,081	3,307
DEPRECIATION AND AMORTIZATION	689	771
SHARE-BASED COMPENSATION EXPENSE	87	99
DEFERRED INCOME TAXES	48	(29)
(GAIN)/LOSS ON SALE OF BUSINESSES	2	(199)
CHANGES IN:
ACCOUNTS RECEIVABLE	(434)	(513)
INVENTORIES	(604)	(96)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(303)	818
OTHER OPERATING ASSETS & LIABILITIES	19	398
OTHER	(133)	(1)

TOTAL OPERATING ACTIVITIES	2,452	4,555

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(519)	(552)
PROCEEDS FROM ASSET SALES	14	209
ACQUISITIONS, NET OF CASH ACQUIRED	(398)	(19)
CHANGE IN INVESTMENTS	(25)	(16)

TOTAL INVESTING ACTIVITIES	(928)	(378)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(1,422)	(1,336)
CHANGE IN SHORT-TERM DEBT	2,412	1,914
ADDITIONS TO LONG-TERM DEBT	1	1,496
REDUCTIONS OF LONG-TERM DEBT	(18)	(4,986)
TREASURY STOCK PURCHASES	(3,010)	(8)
IMPACT OF STOCK OPTIONS AND OTHER	136	117

TOTAL FINANCING ACTIVITIES	(1,901)	(2,803)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	101	139

CHANGE IN CASH AND CASH EQUIVALENTS	(276)	1,513

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 2,603	$ 6,294

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	September 30, 2010	June 30, 2010

CASH AND CASH EQUIVALENTS	$ 2,603	$ 2,879
ACCOUNTS RECEIVABLE	6,082	5,335
TOTAL INVENTORIES	7,277	6,384
OTHER	4,534	4,184
TOTAL CURRENT ASSETS	20,496	18,782

NET PROPERTY, PLANT AND EQUIPMENT	19,877	19,244
NET GOODWILL AND OTHER INTANGIBLE ASSETS	88,540	85,648
OTHER NON-CURRENT ASSETS	4,779	4,498

TOTAL ASSETS	$ 133,692	$ 128,172

ACCOUNTS PAYABLE	$ 6,716	$ 7,251
ACCRUED AND OTHER LIABILITIES	9,412	8,559
DEBT DUE WITHIN ONE YEAR	11,512	8,472
TOTAL CURRENT LIABILITIES	27,640	24,282

LONG-TERM DEBT	21,464	21,360
OTHER	21,387	21,091
TOTAL LIABILITIES	70,491	66,733

TOTAL SHAREHOLDERS' EQUITY	63,201	61,439

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 133,692	$ 128,172

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended September 30, 2010
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$ 4,929	0%	$ 1,081	5%	$ 829	7%
Grooming	1,898	2%	524	7%	398	13%
Health and Well-Being GBU
Health Care	2,984	0%	741	-11%	495	-10%
Snacks and Pet Care	709	-6%	77	-32%	54	-27%
Household Care GBU
Fabric Care and Home Care	6,297	3%	1,417	-6%	937	-7%
Baby Care and Family Care	3,652	2%	749	-15%	470	-16%
Corporate	(347)	N/A	(307)	N/A	(102)	N/A
Total Company	20,122	2%	4,282	2%	3,081	2%

	Three Months Ended September 30, 2010
	(Percent Change vs. Year Ago) *
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/				Net Sales
	Divestitures	Divestitures	Foreign Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	4%	4%	-2%	0%	-2%	0%
Grooming	5%	5%	-4%	1%	0%	2%
Health and Well-Being GBU
Health Care	6%	6%	-4%	-2%	0%	0%
Snacks and Pet Care	-1%	-4%	-1%	-2%	-2%	-6%
Household Care GBU
Fabric Care and Home Care	10%	9%	-3%	-2%	-2%	3%
Baby Care and Family Care	10%	10%	-3%	-2%	-3%	2%
Total Company	8%	7%	-3%	-1%	-2%	2%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.